EXHIBIT 11  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS:
(amounts in thousands, except share data)

                                       Three months           Nine months
                                    ended September 30,    ended September 30,
                                     1996       1995         1996        1995
                                   -------    --------     -------     -------
PRIMARY:

Net earnings (loss) from
  continuing operations           $  4,477   $     678    $ 10,843   $ (1,721)
Discontinued Operations                  0           0           0     22,856
                                  --------   ---------   ---------    --------
Net earnings                         4,477         678      10,843     21,135

Adjustment for dividends
 on convertible
 preferred shares                     (490)       (533)     (1,499)    (1,672)
                                   --------  ---------   ---------    --------
Adjusted net earnings             $  3,987    $    145    $  9,344    $ 19,463
                                  ========   =========   =========    ========
Weighted average common
  shares outstanding            15,807,205  15,619,055  15,774,188  15,558,096

Common stock equivalents:
  Stock options                      1,970      16,513      17,303       8,346
  Employee incentive plans         125,514     176,710     140,482     185,592
                                ----------  ----------  ----------  ----------
Total                           15,934,689  15,812,278  15,931,973  15,752,034
                                ==========  ==========  ==========  ==========
Primary earnings (loss)
  per common share from
  continuing operations           $   0.25     $  0.01    $  0.59     $(0.21)
Discontinued Operations               0.00        0.00       0.00       1.45
                                  --------    --------     -------     -------
Primary earnings
  per common share                 $  0.25     $  0.01    $  0.59      $ 1.24
                                 =========     ========    ======      =======

FULLY-DILUTED:

Net earnings (loss) from
  continuing operations            $ 4,477   $    678    $  10,843   $ (1,721)
Discontinued Operations                  0          0            0     22,856
                                   -------    --------     -------     -------
Net earnings                         4,477        678       10,843     21,135

Adjustment for incremental
  expense from conversion of
  convertible preferred shares (1)       0          0            0       (744)
Adjustment for dividends
  on convertible
  preferred shares                    (490)      (533)      (1,499)         0

                                 ---------   ---------    --------    --------
Adjusted net earnings              $ 3,987   $    145     $  9,344  $   20,391
                                ==========   =========    =========   ========
Weighted average common
  shares outstanding            15,807,205  15,619,055  15,774,188  15,558,096

Common stock equivalents:
 Stock options                       1,970      16,513      17,303      16,907
 Employee incentive plans          125,514     176,710     140,482     185,592
 Convertible preferred stock (1)         0           0           0   1,026,718
                               ----------- -----------  ----------  ----------
    Total                       15,934,689  15,812,278  15,931,973  16,787,313
                               =========== ===========  ==========  ==========
Fully diluted earnings (loss)
  per common share from
  continuing operations            $  0.25    $  0.01     $  0.59     $ (0.15)
Discontinued Operations               0.00       0.00        0.00        1.36
                                    ------     -------      ------      ------
Fully diluted earnings
  per common share                 $  0.25    $  0.01     $  0.59     $  1.21
                                   =======     =======     =======     =======

(1) For the three months ended September 30, 1996 and 1995 and the nine months ended September 30, 1996, no adjustment was made to net earnings for incremental dividends on preferred stock or to common stock equivalents for convertible preferred stock as these adjustments would be anti-dilutive.




2


2